Exhibit 10.59

ONCTERNAL THERAPEUTICS, INC.

2015 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

Oncternal Therapeutics, Inc. (the “Company”), pursuant to its 2015 Equity Incentive Plan (the “Plan”), hereby grants to Participant an Option to purchase the number of shares of the Company’s Common Stock (referred to herein as “Shares”) set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (“Grant Notice”) and the Agreement.

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Vesting Commencement Date:	[Insert Vesting Commencement Date]

Exercise Price per Share:	$[Insert Exercise Price Per Share]

Total Exercise Price:	$[Insert Aggregate Fair Market Value on Grant Date]

Total Number of Shares Subject to Option:	[Insert Number of Shares]

Expiration Date:	[Insert tenth anniversary of Grant Date]

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

Exercise Schedule:	☒ Early Exercise Permitted

Vesting Schedule:

This Option is exercisable immediately, in whole or in part, at such times as are established by the Administrator, conditioned upon Participant entering into a Restricted Stock Purchase Agreement with respect to any unvested shares of Stock. The shares subject to this Option shall vest and/or be released from the Company’s Repurchase Option, as set forth in the Restricted Stock Purchase Agreement attached hereto as Exhibit C (the “Restricted Stock Purchase Agreement”), according to the following schedule:

[25% of the total number of shares of Stock subject to the Option (rounded down to the next whole number of shares) shall vest and/or be released from the Company’s Repurchase Option one year after the Vesting Commencement Date, and 1/48th of the total number of shares of Stock subject to the Option (rounded down to the next whole number of shares) shall vest and/or be released from the Company’s Repurchase Option on the last day of each one-month period of Participant’s service as an Employee, Director or Consultant thereafter, so that all of the shares of Stock subject to the Option shall be vested on the fourth (4th) anniversary of the Vesting Commencement Date.]

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Agreement.

ONCTERNAL THERAPEUTICS, INC.	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:	State of
Residence:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant an Option under the Plan to purchase the number of Shares indicated in the Grant Notice.

1.    Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company irrevocably grants to Participant an Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice at the Exercise Price per Share set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

2.    Vesting. The Option shall become vested in such amounts and at such times as are set forth in the vesting schedule in the Grant Notice. The installments provided for in the vesting schedule are cumulative. No portion of the Option which has not become vested at the date Participant incurs a Termination of Service shall thereafter become vested, except as may be otherwise provided by the Administrator or as set forth in another written agreement between the Company and Participant.

3.    Exercise.

(a)    Exercisability. Any portion of the Option or the entire Option may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 4, provided that each unvested Share with respect to which the Option is exercised (each a “Restricted Share”) shall be subject to the Company Repurchase Right (as defined in Section 5 below) for so long as the Option shall remain unvested with respect to such Share under the terms of this Agreement. The Restricted Shares shall be released from the Company Repurchase Right as set forth in Section 5. For the avoidance of doubt, all Shares with respect to which the Option is exercised shall at all times be assumed to be Restricted Shares to the fullest extent possible under the terms of this Agreement, unless otherwise provided by the Administrator.

(b)    Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 4, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

(c)    Manner of Exercise. The Option, or any portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office, or such other place as may be determined by the Administrator, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 4:

(i)    A written exercise notice in substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Administrator, which may be an electronic form) (the “Exercise Notice”) signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such Exercise Notice complying with all applicable rules established by the Administrator; and

(ii)    Subject to Section 5(f) of the Plan, full payment for the Shares with respect to which the Option or portion thereof is exercised by:

(A)    Cash or check, payable to the order of the Company; or

(B)    With the consent of the Administrator, surrendering shares of Common Stock then issuable upon exercise of the Option valued at their Fair Market Value on the date of exercise; or

(C)    On and after the date the Company becomes a Publicly Listed Company, through the (A) delivery by Participant to the Company of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (B) delivery by Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(D)    With the consent of the Administrator, any other form of payment permitted under Section 5(f) of the Plan; or

(E)    any combination of the above permitted forms of payment; and

(iii) Subject to Section 9(e) of the Plan, full payment for any applicable withholding taxes in cash or by check or in the form of consideration permitted by the Administrator for the payment of the exercise price pursuant to Section 3(c)(ii) above or pursuant to Section 3(d) below, which, following the date the Company becomes a Publicly Listed Company shall include the method provided for in Section 3(c)(ii)(C) above; and

(iv) In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option; and

(v) In the event the Option or portion thereof shall be exercised as to Restricted Shares, the following (collectively, the “Additional Documents”):

(A)    the stock assignment duly endorsed in blank, attached as Exhibit C to the Grant Notice (the “Stock Assignment”), executed by Participant; and

(B)    if Participant has a spouse of Participant, the Consent of Spouse attached as Exhibit D to the Grant Notice, executed by Participant’s spouse.

(d)    Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including Participant’s employment tax obligation) required by law to be withheld with respect to any taxable event concerning Participant arising as a result of the Option or otherwise under this Agreement, including, without limitation, the authority to deduct such amounts from other compensation payable to Participant by the Company.

(e)    Fractional Shares. The Option may only be exercised for whole shares of Common Stock. Any fractional Shares shall be rounded down to the nearest whole share.

4.    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)    The Expiration Date set forth in the Grant Notice;

(b)    The expiration of three months following the date of Participant’s Termination of Service, unless such Termination of Service occurs by reason of Participant’s death or Disability or Participant’s discharge by the Company for Cause;

(c)    The expiration of one year following the date of Participant’s Termination of Service by reason of Participant’s death or Disability;

(d)    The date of Participant’s Termination of Service as a result of Participant’s discharge by the Company for Cause; or

(e)    With respect to any unvested portion of the Option, the date that is thirty days following Participant’s Termination of Service for any reason other than as a result of Participant’s discharge by the Company for Cause, or such shorter period as may be determined by the Administrator.

Participant acknowledges that an Incentive Stock Option exercised more than three months after Participant’s termination of status as an Employee, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

5.    Company Repurchase Right.

(a)    Company Repurchase Right. Upon Participant’s Termination of Service for any reason, the Company shall have the right and option to repurchase all of the Restricted Shares from Participant, or Participant’s transferee or legal representative, as the case may be, for a purchase price equal to the price per Share paid for such Restricted Shares (the “Company Repurchase Right”).

(b)    Exercise of Company Repurchase Right. The Company may exercise the Company Repurchase Right by delivering to Participant (or his or her transferee or legal representative, as the case may be), within ninety days of the date of Participant’s Termination of Service, a written notice indicating the Company’s intention to exercise the Company Repurchase Right and setting forth a date for closing not later than thirty days from the issuance of such notice. The closing shall take place at the Company’s office. At the closing, the holder of the certificates for the Restricted Shares shall deliver the stock certificate or certificates evidencing the Restricted Shares, and the Company shall deliver the purchase price therefore. At its option, the Company may elect to make payment for the Restricted Shares to a bank selected by the Company. The Company shall avail itself of this option by a written notice to Participant stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office. If the Company does not elect to exercise the Company Repurchase Right by giving the requisite notice within ninety days following the date of Participant’s Termination of Service, the Company Repurchase Right shall terminate.

(c)    Release of Restricted Shares. The Restricted Shares shall be released from the Company Repurchase Right upon vesting of the Option with respect to such Shares in accordance with the terms of this Agreement. For the avoidance of doubt, all Shares with respect to which the Option is exercised shall at all times be assumed to be Restricted Shares to the fullest extent possible under the terms of this Agreement, unless otherwise provided by the Administrator. Fractional Shares shall be rounded down to the nearest whole share.

6.    Escrow. To insure the availability for delivery of the Restricted Shares upon repurchase by the Company pursuant to the Company Repurchase Right, Participant appoints the Secretary of the Company, or such other person designated by the Administrator from time to time as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Restricted Shares, if any, repurchased by the Company pursuant to the Company Repurchase Right and shall, upon execution of the applicable Exercise Notice, deliver and deposit with the Secretary of the Company, or such other person designated by the Administrator from time to time, the share certificate(s) representing the Restricted Shares, together with the Stock Assignment. The Restricted Shares and Stock Assignment shall be held by the Secretary, or such other person designated by the Administrator from time to time, in escrow, until the Company exercises the Company Repurchase Right, until such Restricted Shares are released from the Company Repurchase Right as set forth in Section 5 or until such time as this Agreement no longer is in effect. Upon release of the Restricted Shares from the Company’s Repurchase Right, the escrow agent shall as soon as reasonably practicable deliver to Participant the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Participant, and the escrow agent shall be discharged of all further obligations hereunder. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Restricted Shares in escrow and while acting in good faith and in the exercise of its judgment.

7.    Transferability.

(a)    Transferability of Option and Restricted Shares. Neither the Option nor the Restricted Shares shall be sold, assigned, transferred, pledged or otherwise encumbered by Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, the Option shall be exercisable only by the Participant.

(b)    Transferees Subject to Restrictions. Any transferee of the Shares shall hold such Shares subject to all of the provisions hereof and the Plan and the Exercise Notice and Additional Documents executed by Purchaser with respect to such Shares.

8.    Rights as a Stockholder. Except as otherwise provided herein, upon exercise of the Option and the issuance of the Shares to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), Participant shall have all the rights of a stockholder with respect to the Restricted Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Restricted Shares, subject to the restrictions described in the following sentence, which restrictions shall lapse when the Restricted Shares are released from the Company Repurchase Right as set forth in Section 5. Unless otherwise provided by the Administrator, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the shares or other property will be subject to same restrictions on transferability as the Restricted Shares with respect to which they were paid and shall automatically be forfeited to the Company for no consideration in the event the Company exercises the Company Repurchase Right for the Restricted Shares with respect to which they were paid. In no event shall a dividend or distribution be paid with respect to Restricted Shares later than the end of the calendar year in which the dividends are paid to holders of Common Stock or, if later, the 15th day of the third month following the later of (a) the date the dividends are paid to holders of Common Stock and (b) the date the Restricted Shares with respect to which the dividends are paid vest. Participant shall enjoy rights as a stockholder until such time as Participant disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal hereunder. Upon such exercise, Participant shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Participant shall forthwith cause the certificate(s), if any issued, evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

9.    Restrictive Legends and Stop-Transfer Orders.

(a)    Legends. Participant understands and agrees that the Company shall cause any certificates issued evidencing the Shares to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by Applicable Laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO REPURCHASE PURSUANT TO, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH REPURCHASE AND/OR TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)    Stop Transfer Orders. Participant agrees that, in order to ensure compliance with the restrictions referred to in the Plan and this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    Impermissible Transfers Void. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Any transfer or attempted transfer of the Option or any of the Restricted Shares not in accordance with the terms of this Agreement shall be void

10.    Taxes.

(a)    Tax Consequences of Award. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)    Section 83(b) Election for Restricted Shares Purchased Pursuant to a Non-Qualified Stock Option. Participant acknowledges that, with respect to the exercise of a Non-Qualified Stock Option for Restricted Shares, unless an election is filed by Participant with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the Fair Market Value of the Shares, at the time the Company Repurchase Right lapses over the purchase price for the Shares. Participant represents that Participant has consulted any tax consultant(s) Participant deems advisable in connection with the purchase of the Shares or the filing of the election under Section 83(b) of the Code and similar tax provisions.

(c)    Section 83(b) Election for Restricted Shares Purchased Pursuant to an Incentive Stock Option. Participant hereby acknowledges that he or she has been informed that, with respect to the exercise of an Incentive Stock Option for Restricted Shares, unless an election is filed by Participant with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of income to the Participant, for alternative minimum tax purposes measured by the excess, if any, of the Fair Market Value of the Shares at the time the Company’s Repurchase Option lapses over the purchase price for the Shares. Participant further acknowledges that if an election is filed under Section 83(b) of the Code for the Unvested Shares and such shares are sold or transferred prior to the date two years following the Grant Date and one year following the purchase date of such shares, there will be a recognition of income to the Participant, for ordinary income, measured by the excess, if any, of the Fair Market Value of the Shares at the time the Company’s Repurchase Option lapses over the purchase price for the Shares. Participant represents that Participant has consulted any tax consultant(s) Participant deems advisable in connection with the purchase of the Shares or the filing of the election under Section 83(b) and similar tax provisions.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

11.    Miscellaneous.

(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or this Agreement.

(b)    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office or to the then-current email address for the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most-recent physical or email address for Participant listed in the Company’s personnel records. By a notice given pursuant to this Section 11(b), either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option by written notice under this Section 11(b). Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(c)    Successors and Assigns. The Company may assign any of its rights under this Agreement and the Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

(d)    Severability. In the event any portion of the Plan or this Agreement or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and this Agreement, and the Plan and this Agreement shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

(e)    Entire Agreement; Governing Documents. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. In the event of any contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company that has been approved by the Administrator, the terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply.

(f)    Governing Law. The provisions of the Plan and all Awards made thereunder, including the Option, shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

(g)    Titles and Headings. The titles and headings of the Sections in this Agreement are for convenience of reference only and, in the event of any conflict, the text of this Agreement, rather than such titles or headings, shall control.

EXHIBIT B

TO STOCK OPTION GRANT NOTICE

FORM OF EXERCISE NOTICE

Effective as of today,                 ,                 , the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase                  Shares of Oncternal Therapeutics, Inc. (the “Company”) under and pursuant to the Oncternal Therapeutics, Inc. 2015 Equity Incentive Plan (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dated ________, 20___ (the “Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Agreement.

Grant Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$

Total Exercise Price:	$

Certificate to be issued in name of:

Cash Payment delivered herewith:	$ (Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)

Type of Option:             ☐    Incentive Stock Option                ☐    Non-Qualified Stock Option

1.    Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Agreement. Participant agrees to abide by and be bound by their terms and conditions.

2.    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.    Participant Representations. Participant hereby makes the following certifications and representations with respect to the Shares listed above:

(a)    Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Participant is acquiring these Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)    Participant acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon

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a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Shares. Participant understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under Applicable Laws.

(c)    Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, ninety days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144.

(d)    In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144.

(e)    Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

4.    Notices. Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 11(b) of the Agreement.

5.    Entire Agreement. The Plan and Agreement are incorporated herein by reference. This Notice, the Plan and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

ACCEPTED BY: ONCTERNAL THERAPEUTICS, INC.	SUBMITTED BY PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:

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EXHIBIT C

TO STOCK OPTION GRANT NOTICE

STOCK ASSIGNMENT

[See instructions below]

FOR VALUE RECEIVED I,                             , hereby sell, assign and transfer unto                      the shares of the Common Stock of Oncternal Therapeutics, Inc. registered in my name on the books of said corporation represented by Certificate No.      and do hereby irrevocably constitute and appoint                                      to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Stock Option Grant Notice and Stock Option Agreement between Oncternal Therapeutics, Inc. and the undersigned dated                         , 20    .

Dated: ,

Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Company Repurchase Right, as set forth in the Stock Option Grant Notice and Stock Option Agreement, without requiring additional signatures on the part of Purchaser.

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EXHIBIT D

TO STOCK OPTION GRANT NOTICE

CONSENT OF SPOUSE

I,                             , spouse of                             , have read and approve the Stock Option Grant Notice and Stock Option Agreement dated                         , 20    , between my spouse and Oncternal Therapeutics, Inc. In consideration of granting of the right to my spouse to purchase shares of Oncternal Therapeutics, Inc. set forth in the Stock Option Grant Notice and Stock Option Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Stock Option Grant Notice and Stock Option Agreement and agree to be bound by the provisions of the Stock Option Grant Notice and Stock Option Agreement insofar as I may have any rights in said Stock Option Grant Notice and Stock Option Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Stock Option Grant Notice and Stock Option Agreement or the exercise of the option granted thereunder.

Dated: ,

Signature of Spouse

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “Repurchase Option,” as set forth in the Stock Option Grant Notice and Stock Option Agreement, without requiring additional signatures on the part of Participant.

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FORM OF 83(B) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock of Oncternal Therapeutics, Inc. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. If you make the Section 83(b) election, the election is irrevocable.

Complete the Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. Your spouse, if any, should sign the Section 83(b) election form as well.

Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

One (1) copy must be sent to Oncternal Therapeutics, Inc. for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock of Oncternal Therapeutics, Inc., a Delaware corporation (the “Company”).

The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

SSN:

Description of the property with respect to which the election is being made:

                                  (            ) shares of Common Stock of the Company.

The date on which the property was transferred was                             . The taxable year to which this election relates is calendar year         .

Nature of restrictions to which the property is subject:

The Shares are subject to repurchase by the Company or its assignee upon the occurrence of certain events. This repurchase right lapses based upon the continued performance of services by the taxpayer over time.

The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(i)) of the Shares was $                     per Share.

The amount paid by the taxpayer for the Shares was                  per share.

A copy of this statement has been furnished to the Company.

Dated: ,	Taxpayer Signature:

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated:	Spouse’s Signature:

ATTACHMENT 2

SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE

                                         ,

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer:

Taxpayer’s Social Security Number:

Taxpayer’s Spouse:

Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures

cc:    Oncternal Therapeutics, Inc.

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